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                                                                    EXHIBIT 23.8


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS &
REGISTERED AUDITORS


Integrity Software Inc,
Dublin, Ireland.


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated 28 January 2000 relating to the financial statements of Total Assets Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                                Haslam Tunstall

14 Bold Street,
Warrington,
Cheshire WA1 1DL,
England.

16 March 2000